Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-144906 & 333-148972) of WABCO Holdings Inc. of our reports dated March 12, 2008, with respect to the consolidated financial statements and schedule of WABCO Holding Inc. and the effectiveness of internal control over financial reporting of WABCO Holdings Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Ernst & Young Bedrijfsrevisoren BCVBA/Réviseurs d’Entreprises SCCRL

Represented by:

/s/ Daniel J. Van Cutsem, Partner

Brussels, Belgium

March 12, 2008